UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

UR-ENERGY INC.
(Exact name of registrant as specified in its charter)

Canada	001-33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock	URG (NYSE American): URE (TSX)	NYSE American; TSX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

On June 1, 2021, Ur-Energy Inc. (the “Company”), received notice from its lender, BOKF, NA dba Bank of Oklahoma (“BOKF”), that the U.S. Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loan for the Company’s wholly-owned subsidiary Ur-Energy USA Inc., in the amount of $366,600, had satisfied all requirements of the PPP and related regulations to be forgiven and the loan was forgiven in its entirety by the SBA.

The PPP was administered by the SBA. The SBA was given the authority under the PPP to forgive loans if program requirements were met for a required, covered, period and the loan proceeds were used for payroll, rent and utilities. The Company applied for debt forgiveness in December 2020.

The PPP loan for the Company’s wholly-owned subsidiary Lost Creek ISR, LLC, in the amount of $526,700, was previously forgiven in its entirety by the SBA. See also Current Report on Form 8-K filed by the Company on May 14, 2021.

Additional information about the Company’s PPP loans can be found in the Current Report on Form 8-K filed by the Company on April 20, 2020.

The foregoing descriptions of the forgiveness of the SBA PPP Loans for Ur-Energy USA Inc. and Lost Creek ISR, LLC do not purport to be complete; the Company plans to file any related documents as exhibits to its Interim Report on Form 10-Q for the quarter ended June 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ur-Energy Inc.

Date: June 2, 2021	By:	/s/ Penne A. Goplerud
Name: Penne A. Goplerud
Title: Corporate Secretary and General Counsel